UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2011
HARRIS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3863	34-0276860

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1025 West NASA Blvd., Melbourne, Florida	32919

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (321) 727-9100
No change

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Current Report on Form 8-K that is furnished under this Item 7.01, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.
     On March 16, 2011, Harris Corporation (“Harris”) issued a press release announcing, among other things, initial earnings per share and revenue guidance for fiscal 2012 and earnings per share and revenue guidance for fiscal 2011 giving effect to the pending acquisitions of the Schlumberger Global Connectivity Services business (“Schlumberger GCS”) and Carefx Corporation (“Carefx”). Harris also provided the details for accessing an upcoming webcast and teleconference presentation of its business strategy review and financial summary, including a discussion of the earnings per share and revenue guidance for fiscal 2012. The full text of the press release and related financial table and note is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Non-GAAP Financial Measures
     The press release includes a discussion of non-GAAP financial measures, including fiscal 2011 and 2012 guidance for net income per diluted share and the percentage increase of fiscal 2012 non-GAAP guidance for net income per diluted share over fiscal 2011 non-GAAP guidance for net income per diluted share, in each case excluding certain costs and expenses associated with the acquisitions of CapRock Communications (“CapRock”) and the key infrastructure assets of the government business of Corel80, Inc. (“Core180”) and the pending acquisitions of Schlumberger GCS and Carefx. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“ GAAP ”). The fiscal 2011 and 2012 guidance for net income per diluted share and the percentage increase of fiscal 2012 non-GAAP guidance for net income per diluted share over fiscal 2011 non-GAAP guidance for net income per diluted share, in each case excluding certain costs and expenses associated with the acquisitions of CapRock and Corel80 and the pending acquisitions of Schlumberger GCS and Carefx, are financial measures that are not defined by GAAP and should be viewed in addition to, and not in lieu of, the fiscal 2011 and 2012 guidance for net income per diluted share and the percentage increase of fiscal 2012 guidance for net income per diluted share over fiscal 2011 guidance for net income per diluted share, and other financial measures on a GAAP basis. Harris has included in its press release a reconciliation of non-GAAP financial measures disclosed in the press release to the most directly comparable GAAP financial measures.
     Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that could have a disproportionate positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze trends in Harris’ business and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Please refer to Harris’ financial statements and accompanying footnotes for additional information and for a presentation of results in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibit is furnished herewith:
99.1 Press Release, issued by Harris Corporation on March 16, 2011 (furnished pursuant to Item 7.01).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS CORPORATION
By:	/s/ Gary L. McArthur
	Name:	Gary L. McArthur
	Title:	Senior Vice President and Chief Financial Officer

Date: March 16, 2011

EXHIBIT INDEX

Exhibit No.
Under Regulation S-K,
Item 601	Description
99.1	Press Release, issued by Harris Corporation on March 16, 2011 (furnished pursuant to Item 7.01).